Exhibit 10.1

CHANGE IN TERMS AGREEMENT

UNSECURED REVOLVING TERM LOAN NOTE

This Change in Terms Agreement (“Agreement”) is entered into as of February 28, 2005, between Deere Credit, Inc., a Delaware corporation (“Deere”) and FCStone Group, Inc., West Des Moines, Iowa 50266, an Iowa corporation (the “Borrower”).

Whereas, Deere initially granted Borrower an Unsecured Revolving Term Loan Facility (“Loan”) in the amount of $3,000,000 as governed by a Master Loan Agreement, dated November 3, 2003 and evidenced by an Unsecured Revolving Term Note (“Note”) in the amount of $3,000,000, dated November 3, 2003, and

Whereas, the Borrower requested modifications to the Loan granted by Deere including the request for an increase of $1,000,000 in the amount of the Loan and Deere approved the requested increase making a total amended Loan of $4,000,000, as reflected in a certain Change in Terms Agreement dated March 19, 2003, which increased the amount of the Note to $4,000,000, and

Whereas, the Borrower requested modifications to the Loan granted by Deere including the request for an increase of $1,000,000 in the amount of the Loan and Deere approved the requested increase making a total amended Loan of $5,000,000, as reflected in a certain Change in Terms Agreement dated April 12, 2004, which increased the amount of the Note to $5,000,000, and

Whereas, the Borrower requested modifications to the Loan granted by Deere including the request for an increase of $2,000,000 in the amount of the Loan and Deere approved the requested increase making a total amended Loan of $7,000,000, as reflected in a certain Change in Terms Agreement dated May 24, 2004, which increased the amount of the Note to $7,000,000, and

Whereas, the borrower requested modifications to the Loan granted by Deere including the request for an increase of $500,000 in the amount of the Loan and Deere approved the requested increase making a total amended Loan of $7,500,000, as reflected in a certain Change in Terms Agreement dated June 28, 2004, which increased the amount of the Noted to $7,500,000, and

Whereas, the Borrower requested modifications to the Loan granted by Deere including the request for an increase of $500,000 in the amount of the Loan and Deere approved the requested increase making a total amended Loan of $8,000,000, as reflected in a certain Change in Terms Agreement dated July 9, 2004, which increased the amount of the Note to $8,000,000, and

Whereas, the Borrower requested modifications to the Loan granted by Deere including the request for an increase of $250,000 in the amount of the Loan and Deere approved the requested increase making a total amended Loan of $8,250,000, as reflected in a certain Change in Terms Agreement dated August 23, 2004, which increased the amount of the Note to $8,250,000, and

Whereas, the Borrower has now requested modifications to the Loan granted by Deere including the request for a decrease of $2,000,000 in the amount of the Loan and Deere has approved the requested decrease making a total amended Loan of $6,250,000.

Therefore, the amount of the Loan will be decreased by the amount of $2,000,000 making a total Loan of $6,250,000 and the amount of the Note shall be decreased to $6,250,000 wherein the principal paragraph of said Note shall be amended to read as follows:

FOR VALUE RECEIVED, FCStone Group, Inc., of West Des Moines, IA (the “Borrower”), promises to pay to the order of Deere Credit, Inc., a Delaware corporation (the “Lender”), at Lender’s office at such place as Lender may designate in writing, the principal sum of Six Million Two Hundred Fifty Thousand and 00/100 DOLLARS ($6,250,000.00), together with interest as provided in this Note, all in lawful money of the United States of America.

Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first shown above.

Deere Credit, Inc.		FCStone Group, Inc.

By:	/s/ Brent D. Johnson	By:	/s/ Robert V. Johnson
Title:	Portfolio Manager	Title:	Exec. V.P and CFO